UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) February 26, 2004

                           COMMISSION FILE NO. 0-22191

                        LOTTERY & WAGERING SOLUTIONS INC.
                (Name of Registrant as Specified in its Charter)

                Delaware                               IRS NO. 65-0675901
(State or Other Jurisdiction of Incorporation)   (IRS Employer Identification)

           8201 PETERS ROAD, SUITE 1000, FT. LAUDERDALE, FLORIDA 33324
                    (Address of Principal Executive Offices)

                                 (954) 916-2610
              (Registrant's telephone number, Including Area Code)

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ITEM 4. Changes in Registrant's Certifying Accountant.

         (a)
                  (i) The Company has been informed that the accounting firm which was previously engaged as the principal accountant to audit the financial statements of the Company, Spear, Safer, Harmon & Co., has determined to withdraw from practicing before the Securities and Exchange Commission, and has accordingly resigned as the Company's accountant.

                  (ii) No report on the financial statements of the Company for either of the last two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (iii) The decision to retain new accountants was approved by the Board of Directors of the Company.

                  (iv) During the two most recent fiscal years of the Company, and the subsequent interim period, there were no disagreements with Spear, Safer, Harmon & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Spear, Safer, Harmon & Co., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         (b) Effective February 26, 2004, the Company engaged the firm of Berkovits, Lago & Company LLP as its new principal accountant to audit its financial statements. Prior to engaging Berkovits, Lago & Company LLP, neither the Company nor anyone on its behalf consulted such firm regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a "disagreement" or a "reportable event" as those terms are described in Item 304 of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

Exhibit No.                  Description

16 Letter to the Securities and Exchange Commission dated February 27, 2004 of Spear, Safer, Harmon & Co.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LOTTERY & WAGERING SOLUTIONS INC.


Date: February 26, 2004                  By: s/ Miles R. Greenberg
                                             ----------------------
                                             Chief Financial Officer



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                                INDEX TO EXHIBITS

Exhibit No.                             Description

16 Letter to the Securities and Exchange Commission dated February 27, 2004 of Spear, Safer, Harmon & Co.